NEWS RELEASE

Contact:
Tonya Chin
Investor Relations
(408) 934-4565

Genesis Microchip Reports Third Quarter
Fiscal 2007 Financial Results

Company Introduces Next-Generation Single-Chip HDTV Solution;
Begins Actions to Reduce Operating Expenses

SAN JOSE, Calif., January 29, 2007 - Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the third quarter of fiscal year 2007, which ended December 31, 2006.

•	Total revenues were $51.1 million, compared with $69.0 million for the quarter ended September 30, 2006;

•	GAAP gross margins were 40.8 percent, compared with 44.6 percent in the quarter ended September 30, 2006;

•	Non-GAAP (1) gross margins were 41.4 percent, compared with 45.1 percent in the prior quarter;

•
The Company’s GAAP net loss was $(130.4) million, or $(3.57) per diluted share, compared with net income of $0.1 million, or $0.00 per diluted share in the quarter ended September 30, 2006. During the third quarter, the Company recorded a $101.0 million impairment charge related to goodwill and intangible assets, in accordance with SFAS 142. In addition, the Company recorded a $16.8 million charge to its tax provision as a result of an increase to its valuation allowance for deferred tax assets in a certain jurisdiction;

•	On a non-GAAP (1) basis, net loss was $(7.7) million, or $(0.21) per diluted share, compared with net income of $5.7 million, or $0.16 per diluted share in the prior quarter.

“Our exposure to the TV market in Europe, coupled with the loss of market share by a few of our key customers, led to disappointing results in the third quarter and reduced expectations for the fourth quarter,” said Elie Antoun, president and CEO of Genesis Microchip. “In response, we are taking immediate actions to reduce operating expenses and to increase our focus on the Digital TV market and our DisplayPort interconnect technology, which both generated positive feedback from customers at CES.”

Due to the actions the Company has recently taken, it expects to reduce its operating expenses, including labor costs, to between $24 and $25 million in the quarter ending June 30, 2007, excluding stock-based compensation and amortization charges.

Third Quarter Recap

Flat-panel TV controller shipments were 3.3 million units, down approximately 35 percent from 5.1 million units in the September quarter. LCD monitor controller shipments were 10.1 million units, a 12 percent decrease from the prior quarter. TV revenues represented approximately 55 percent of total revenues during the quarter. (2)

The Company’s third quarter net loss includes $4.9 million in charges for non-cash, stock-based compensation and the amortization of intangible assets, a $101.0 million charge for the impairment of goodwill and other intangible assets, and a $16.8 million charge to its tax provision as a result of an increase to its valuation allowance for deferred tax assets in a certain jurisdiction.

GAAP and non-GAAP loss per share also include a one-time charge of $4.5 million for the previously announced settlement with Silicon Image, which is included in selling, general and administrative expenses.

The Company closed the quarter with $193.7 million in cash and short-term investments. The Company had approximately 8 weeks of inventory on hand at the end of the quarter and Days Sales Outstanding (DSO) improved by three days to 51 days.

At the 2007 Consumer Electronics Show (CES) earlier this month, Genesis launched its new, integrated Chaplin DTV system-on-a-chip family, which is currently sampling to major TV manufacturers worldwide.  Genesis also announced version 1.1 of the DisplayPort interconnect standard, which adds High Bandwidth Digital Content Protection support, in conjunction with industry leaders Dell, HP, Lenovo, Intel, AMD and others at the VESA press conference held during CES. The event highlighted the growing momentum for DisplayPort as the interconnect standard of the future for the PC industry.

Business Outlook

The following are the Company’s financial targets for the quarter ending March 31, 2007:

•	Revenues to be in the range of $35 million to $40 million;

•	GAAP gross margins to be in the range of 35 percent to 37 percent including approximately $0.4 million in charges for non-cash, stock-based compensation required by SFAS 123R;

•
GAAP operating expenses to be in the range of $31 to $32.5 million which includes approximately $4.5 million in non-cash, stock-based compensation and amortization of acquired intangibles. This target also includes an estimated $1 million related to severance and other related costs that the Company expects to incur in the March quarter as a result of its operating expense reduction plans. The Company expects that lower labor costs, combined with other expense reductions, will give the Company a GAAP operating expense run rate of $28.5 to $30 million for the quarter ending June 30, 2007;

•
The Company’s effective tax rate is expected to vary due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. In the near-term the Company plans to take full valuation allowance reserves against its deferred tax assets and therefore expects a modest amount of income tax expense, approximately $1 million per quarter, while the Company incurs operating losses.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2681. A replay of the conference call will be available through February 5, 2007, and it can be heard by dialing (719) 457-0820. The replay access code is: 7466038. A live, audio web broadcast of the conference call also will be available at: http://phx.corporate-ir.net/phoenix.zhtml?c=78051&p=irol-calendar. An archived version of the web broadcast will also be available shortly after the call at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross profit percentage, gross margins, operating expenses, net income (loss) and net income (loss) per share.

A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of certain acquired intangible assets, stock-based compensation expenses, gains on investments, impairment of goodwill and other intangible assets, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip’s management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus compensation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information the Company’s customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated design wins with its new products, revenues, return to profitability, gross margins, operating expenses, and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the digital and flat-panel TV market, and the Company’s customers’ share of those markets; the Company’s ability to gain and maintain design wins with customers, make timely new product introductions, solve any product quality issues, and ramp new products into production volumes; the Company’s inventory levels and inventory obsolescence; customer inventory levels; timing of receipt of royalty payments from the Company’s licensees; changes in expected product mix and product pricing; changes in expected product costs and manufacturing yields; unexpected manufacturing capacity constraints; the Company’s ability to reduce its operating expenses through its reallocation of resources and other cost-cutting measures; availability of other display components; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company’s SEC reports, including but not limited to its report on Form 10-K for the fiscal year ended March 31, 2006 and its Form 10-Q for the quarter ended September 30, 2006. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:

— Consolidated Statements of Operations
— Consolidated Balance Sheets
— Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenues	$51,117	$73,965	$176,025	$208,644
Cost of revenues (1)	30,261	39,762	101,726	117,355
Gross profit	20,856	34,203	74,299	91,289
Gross profit %	40.8%	46.2%	42.2%	43.8%
Operating expenses:
Research and development (2)(4)	15,621	12,541	47,939	35,045
Selling, general and administrative (3)	19,786	12,195	49,922	35,040
Impairment of goodwill and other intangible assets	101,001	-	101,001	-
Total operating expenses	136,408	24,736	198,862	70,085
Income (loss) from operations	(115,552)	9,467	(124,563)	21,204
Other income (5)	-	-	3,217	-
Interest income	2,324	1,519	6,700	3,496
Income (loss) before income taxes	(113,228)	10,986	(114,646)	24,700
Provision for income taxes (6)	17,209	3,621	14,243	5,993
Net income (loss)	$(130,437)	$7,365	$(128,889)	$18,707

Earnings (loss) per share:
Basic	$(3.57)	$0.21	$(3.55)	$0.54
Diluted	$(3.57)	$0.20	$(3.55)	$0.51

Weighted average number of common shares outstanding:
Basic	36,585	35,413	36,342	34,632
Diluted	36,585	37,295	36,342	36,718

(1) Included in cost of revenues:
Stock-based compensation	$289	$27	$1,088	$27
Amortization of certain acquired intangibles	$-	$1,925	$-	$5,775
(2) Stock-based compensation charges included in
research and development expenses	$1,952	$74	$6,310	$253
(3) Stock-based compensation charges included in
selling, general and administrative expenses	$2,267	$260	$7,568	$372
(4) Amortization of certain acquired intangibles
included in research and development expenses	$428	$729	$1,417	$2,187
(5) Non-recurring gain on sale of investment	$-	$-	$3,217	$-
(6) Deferred income tax asset valuation allowance	$16,778	$-	$16,778	$-

Amortization of acquired intangible assets has been reclassified from operating expenses to cost of revenues to reflect a change in classification beginning in the quarter ended March 31, 2006. This change had no effect on net income, but resulted in the reclassification of $1.9 million and $5.8 million for the quarter ended and nine months ended December 31, 2005, respectively.

GENESIS MICROCHIP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31, 2006	September 30, 2006	March 31, 2006
ASSETS

Current assets:
Cash and short-term investments	$193,677	$179,310	$185,379
Accounts receivable, trade	28,549	41,080	36,184
Inventory	17,968	25,311	17,175
Other	6,957	6,452	6,034
Total current assets	247,151	252,153	244,772
Capital assets	15,305	15,132	16,459
Acquired intangibles	4,654	8,884	9,055
Goodwill	84,405	181,981	181,981
Deferred income taxes	-	15,825	11,151
Other	15,853	15,846	16,259
Total assets	$367,368	$489,821	$479,677

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,260	$13,105	$14,911
Accrued liabilities	22,690	15,579	21,777
Income taxes payable	6,357	5,207	3,565
Total current liabilities	36,307	33,891	40,253
Stockholders’ equity:
Capital stock	458,021	452,453	441,233
Treasury shares	(833)	(833)	-
Cumulative other comprehensive loss	(94)	(94)	(94)
Stock-based compensation	-	-	(4,571)
Retained earnings	(126,033)	4,404	2,856
Total stockholders’ equity	331,061	455,930	439,424
Total liabilities and stockholders’ equity	$367,368	$489,821	$479,677

GENESIS MICROCHIP INC.
Reconciliation of GAAP to Non-GAAP Results
 (unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

GAAP gross profit	$20,856	$34,203	$74,299	$91,289
Amortization of certain intangible assets (a)	-	1,925	-	5,775
Stock-based compensation included in cost of revenues (b)	289	27	1,088	27
Non-GAAP gross profit	$21,145	$36,155	$75,387	$97,091

GAAP gross profit %	40.8%	46.2%	42.2%	43.8%
Amortization of certain intangible assets and stock-based compensation included in cost of revenues (a & b)	0.6%	2.7%	0.6%	2.7%
Non-GAAP gross profit %	41.4%	48.9%	42.8%	46.5%

Total GAAP operating expenses	$136,408	$24,736	$198,862	$70,085
Amortization of certain intangible assets included in research and development costs (a)	(428)	(729)	(1,417)	(2,187)
Stock-based compensation included in research and development costs (b)	(1,952)	(74)	(6,310)	(253)
Stock-based compensation included in selling, general and administrative costs (b)	(2,267)	(260)	(7,568)	(372)
Impairment of goodwill and intangibles (e)	(101,001)	-	(101,001)	-
Total non-GAAP operating expenses	$30,760	$23,673	$82,566	$67,273

GAAP net income (loss)	$(130,437)	$7,365	$(128,889)	$18,707
Stock-based compensation and intangible amortization expense adjustments (a & b)	4,936	3,015	16,383	8,614
Income tax effect of stock-based compensation and intangible amortization adjustments (c)	-	(171)	-	(595)
Impairment of goodwill and intangibles (e)	101,001	-	101,001	-
Deferred income tax asset valuation allowance (f)	16,778	-	16,778	-
Gain on sale of investment (d)	-	-	(3,217)	-
Non-GAAP net income (loss)	$(7,722)	$10,209	$2,056	$26,726

GAAP basic earnings (loss) per share	$(3.57)	$0.21	$(3.55)	$0.54
Adjustments for stock-based compensation, intangible amortization, gain on sale of investment and income taxes
described above (a,b,c,d,e & f)	$3.36	$0.08	$3.61	$0.23
Non-GAAP basic earnings (loss) per share	$(0.21)	$0.29	$0.06	$0.77

GAAP diluted earnings (loss) per share	$(3.57)	$0.20	$(3.55)	$0.51
Adjustments for stock-based compensation, intangible amortization, gain on sale of investment and income taxes
described above (a,b, c,d, e & f)	$3.36	$0.07	$3.61	$0.22
Non-GAAP diluted earnings (loss) per share	$(0.21)	$0.27	$0.06	$0.73

a) Amortization expenses of certain intangible assets are primarily as a result of the Company’s previous business combinations and acquisitions. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.

b) Stock-based compensation charges were recorded in accordance with the Company’s adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Additionally, prior quarters’ results included other stock-based compensation charges. Due to the nature of the variables that impact the Company’s valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

c) The tax impact of adjusting for items noted in this section in arriving at the non-GAAP measures have been reflected in the attached reconciliation in order to provide users with a non-GAAP net income and non-GAAP net income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and/or do not impact the Company’s cash flows.

d) The gain on the sale of investment in the quarter ended June 30, 2006 is a non-recurring item outside of the ordinary course of business.

e) The Company performed an analysis on the recovery of acquired intangible assets and goodwill during the quarter. As a result, the company recorded a $97.6 million dollar impairment in goodwill and a $3.4 million dollar impairment in acquired intangibles. These charges have been excluded because they are non-recurring items that are outside the ordinary course of business.

f) The Company undertook a review of its deferred tax assets in the quarter in accordance with FASB Statement 109, Accounting for Income Taxes and concluded that given the weakness in the current environment, it was appropriate to establish a full valuation allowance on its Canadian future tax benefits until it can demonstrate a sustained level of profitability. As a result, the Company recorded a $16.8 million charge to its tax provision to increase its valuation allowance for deferred tax assets. This charge is excluded because it is a non-recurring, non-cash items that are outside the ordinary course of business.